UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 17, 2008

NORTEL NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

Canada	001-07260	98-0535482
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 The West Mall, Toronto, Ontario, Canada	M9C 5K1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 905-863-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On September 17, 2008, Nortel Networks Corporation (the “Company”) issued a press release announcing the Company’s preliminary view of its financial results for the quarter ending September 30, 2008 and a revised full year 2008 outlook. A copy of the Company’s press release is attached as Exhibit 99.1 and furnished in accordance with Item 2.02 of Form 8-K.

Item 8.01	Other Events

On September 17, 2008, the Company issued a press release announcing, among other things, an intention to explore a divestiture of its Metro Ethernet Networks (MEN) business and planning for further restructuring and other cost reduction initiatives to significantly reduce the Company’s cost base. A copy of the Company’s press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference (other the first five paragraphs of such press release and other than information included on or linked from the registrant’s website, referenced in such press release, which is not incorporated by reference into Item 8.01 of this
Form 8-K).

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release issued by the Company on September 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS CORPORATION

By:	/s/ GORDON A. DAVIES
Gordon A. Davies
Deputy General Counsel and Corporate Secretary

By:	/s/ ANNA VENTRESCA
Anna Ventresca
Assistant Secretary

Dated: September 17, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by the Company on September 17, 2008.